Execution Version

Dated: as of June 27, 2011

SCORPIO TANKERS INC.

as Borrower

STI CORAL SHIPPING COMPANY LIMITED

and STI DIAMOND SHIPPING COMPANY LIMITED

as Joint and Several Guarantors

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Lenders

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Swap Banks

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Agent

and as Security Trustee

– and –

NORDEA BANK FINLAND PLC, NEW YORK BRANCH,

DNB NOR BANK ASA and ABN AMRO BANK N.V.

as Lead Arrangers

_______________________________________________________

FIRST AMENDATORY AGREEMENT

______________________________________________________

Amending and Supplementing the Loan Agreement dated as of May 3, 2011

FIRST AMENDATORY AGREEMENT dated as of June 27, 2011 (this “First Amendatory Agreement”)

AMONG

(1)	SCORPIO TANKERS INC., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose principal office is at 9, Boulevard Charles III, Monaco, 98000, as borrower (the “Borrower”);

(2)	STI CORAL SHIPPING COMPANY LIMITED and STI DIAMOND SHIPPING COMPANY LIMITED, each a corporation incorporated and existing under the laws of the Republic of The Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, as joint and several guarantors (the “Guarantors”, and each separately a “Guarantor”, which expressions include their respective successors, transferees and assigns);

(3)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as lenders (the “Lenders”, which expression includes their respective successors, transferees and assigns);

(4)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as swap banks (the “Swap Banks”, which expression includes their respective successors, transferees and assigns);

(5)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as agent for the Lenders (in such capacity, the “Agent”, which expression includes its successors, transferees and assigns);

(6)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, acting in such capacity through its office at 437 Madison Avenue, 21st Floor, New York, New York 10022, as security trustee for the Lenders and the Swap Banks (in such capacity, the “Security Trustee”, which expression includes its successors, transferees and assigns); and

(7)	NORDEA BANK FINLAND PLC, NEW YORK BRANCH, DNB NOR BANK ASA, and ABN AMRO BANK N.V. as lead arrangers (the “Lead Arrangers”, which expression includes their respective successors, transferees and assigns).

WITNESSETH THAT:

WHEREAS, the Borrower, the Guarantors, the Lenders, the Swap Banks, the Agent, the Security Trustee and the Lead Arrangers are parties to a Loan Agreement dated as of May 3, 2011 (the “Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 28 of the Loan Agreement to amend and restate Clause 12.3 of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

2	AMENDMENTS TO THE LOAN AGREEMENT

2.1	Amendments. Subject to Clause 3 below, the parties hereto agree to amend the Loan Agreement as follows, with effect on and from the date hereof:

(a)	Clause 12.3 is amended and restated to read as follows:

“12.3	Minimum tangible net worth. The Borrower shall maintain a Consolidated Tangible Net Worth of not less than $150,000,000 plus (a) 25% of the Borrower’s cumulative, positive consolidated net income for each fiscal quarter commencing on or after July 1, 2010 and (b) 50% of the value of the Equity Proceeds realized from any issuance of Equity Interests in the Borrower occurring on or after July 1, 2010.”

3	CONDITIONS PRECEDENT

3.1	Conditions precedent. The effectiveness of this First Amendatory Agreement shall be subject to the Agent having received a copy (with five originals to follow) of this First Amendatory Agreement, duly executed by the parties hereto, on or before 5:00 p.m. New York time on July 1, 2011 (the “Conditions Precedent Deadline”).

4	EFFECT OF AMENDMENTS

4.1	References. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Loan Agreement as amended hereby.

4.2	Effect of amendments. Subject to the terms of this First Amendatory Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions precedent stated in Clause 3 above) the Loan Agreement shall be, and shall be deemed by this First Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended. In addition, each of the Finance Documents shall be, and shall be deemed by this First Amendatory Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended or supplemented by this First Amendatory Agreement; and

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(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this First Amendatory Agreement.

4.3	No other amendments; ratification.

(a)	Except as amended hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.

(b)	Without limiting the foregoing, each of the Guarantors acknowledges and agrees that the guarantee in Clause 16 of the Loan Agreement remains in full force and effect.

(c)	The Borrower and the Guarantors acknowledge and agree that the Loan Agreement shall, together with this First Amendatory Agreement, be read and construed as a single agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Authority. The execution and delivery by each of the Borrower and the Guarantors of this First Amendatory Agreement and the performance by each of the Borrower and the Guarantors of all of its agreements and obligations under the Loan Agreement, as amended hereby, are within such Security Party’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Security Party, and no consent of any third party is required in connection with the transactions contemplated by this First Amendatory Agreement.

5.2	Enforceability. This First Amendatory Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the parties hereto and are enforceable against such parties in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

5.3	Certifications. Each of the Borrower and the Guarantors certifies that:

(a)	there is no proceeding for the dissolution or liquidation of such party;

(b)	the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct as though made on and as of the date hereof, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

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(c)	there is no material misstatement of fact in any information provided by each of the Borrower and the Guarantors to the Agent or the Lender or the Swap Banks since May 3, 2011, and such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)	there is no event occurring and continuing, or resulting from this First Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default; and

(e)	there have been no amendments to the constitutional documents of any Security Party since May 3, 2011.

6	MISCELLANEOUS

6.1	Governing law. THIS FIRST AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

6.2	Counterparts. This First Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.3	Severability. Any provision of this First Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

6.4	Payment of expenses. The Borrower agrees to pay or reimburse each of the Creditor Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this First Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Creditor Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Creditor Parties in connection with the foregoing.

6.5	Headings and captions. The headings captions in this First Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

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WHEREFORE, the parties hereto have caused this First Amendatory Agreement to be executed as of the date first above written.

SCORPIO TANKERS INC., as Borrower

By: /s/ Brian M. Lee

Name: Brian M. Lee

Title: Chief Financial Officer

STI CORAL SHIPPING COMPANY

LIMITED, as Guarantor

By: /s/ Brian M Lee

Name: Brian M. Lee

Title: Secretary

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Lender, Agent, Security Trustee, Lead Arranger and Swap Bank

By:   /s/ Martin Lunder

Name: Martin Lunder

Title: Senior Vice President

By:   /s/ Justin K. Martin

Name: Justin K. Martin

Title: Assistant Vice President

STI DIAMOND SHIPPING COMPANY LIMITED, as Guarantor By: /s/ Brian M Lee Name: Brian M. Lee Title: Secretary	DNB NOR BANK ASA, as Lender, Lead Arranger and Swap Bank By: /s/ Nikolai A Nachamkin Name: Nikolai A. Nachamkin Title: Senior Vice President By: /s/ Evan Uhlick Name: Evan Uhlick Title: Vice President
ABN AMRO BANK N.V., as Lender, Lead Arranger and Swap Bank By: /s/ J.A.L.M. Gorgels Name: J.A.L.M. Gorgels Title: Director By: /s/ A.C.A.J. Diesbroeck Name: Title:

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